UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023 (January 5, 2023)

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WWE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On January 5, 2023, Vincent K. McMahon, the controlling stockholder of World Wrestling Entertainment, Inc. (the “Company”), executed and delivered a written consent (the “Consent”), relating to taking certain actions by consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, the removal of each of JoEllen Lyons Dillon, Jeffrey R. Speed and Alan M. Wexler from the Board of Directors of the Company (the “Board”), without cause; the election of each of Mr. McMahon, Michelle D. Wilson and George A. Barrios to the Board (collectively, the “New Directors”); and the amendment and restatement of the Company’s bylaws (the “Amended and Restated By-Laws”), as described below in Item 5.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Each of Messrs. McMahon and Barrios and Ms. Wilson will serve as a director of the Company until the next annual meeting of the Company’s stockholders. Messrs. McMahon and Barrios and Ms. Wilson have not been appointed to any of the Company’s standing committees of the Board. The Company has been advised that each of Mr. Barrios and Ms. Wilson has been asked to serve as a director of the Company by Mr. McMahon. There are no arrangements or understandings with any person pursuant to which either individual was elected as a director of the Company nor are there any transactions directly or indirectly involving either of Ms. Wilson or Mr. Barrios that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. McMahon is the father of Stephanie McMahon, until January 10, 2023 the Chairwoman and Co-CEO of the Company; Paul Levesque, the Chief Content Officer of the Company, is Ms. McMahon’s husband. These executives received compensation in their capacities as employees and as independent contractor performers for the Company including participating in talent royalties for certain Company products bearing her or his name and/or likeness. Each has a booking contract with the Company. The compensation package of each of Ms. McMahon and Mr. Levesque is detailed in the Company’s Definitive Proxy Statement filed on April 8, 2022 and the Company’s Current Report on Form 8-K filed on September 2, 2022.

Shane B. McMahon is the son of Mr. McMahon. In 2022, Shane McMahon was retained as an independent contractor performer by the Company and received an aggregate of approximately $828,000 in connection with such services.

Mr. Barrios and Ms. Wilson will be entitled to our normal Board fees for non-management Directors. The Company also will enter into an Indemnification Agreement with each of Messrs. McMahon and Barrios and Ms. Wilson in the same form that the Company has entered into with other directors.

On January 6, 2023, the Company announced that Ignace Lahoud and Man Jit Singh resigned from the Board, effective January 6, 2023. Prior to their resignations, Mr. Lahoud served as a member of the Company’s Audit Committee (the “Audit Committee”) and Mr. Singh served as the lead independent director, Chair of the Company’s Compensation & Human Capital Committee (the “Compensation & Human Capital Committee”) and a member of the Company’s Governance & Nominating Committee (the “Governance & Nominating Committee”). While Messrs. Lahoud and Singh agreed with the Board’s decision to explore the Company’s strategic alternatives, they did not agree with Mr. McMahon’s return at this time.

On January 9, 2023, the Board elected Mr. McMahon as Executive Chairman of the Board (as a result of which Ms. McMahon ceased to be Chairwoman of the Board). In addition, on January 9, 2023, Steve Koonin and Michelle McKenna were appointed by the Board to each of the Audit Committee and the Governance & Nominating Committee and Steve Pamon and Ms. McKenna were appointed by the Board to the Compensation & Human Capital Committee. Accordingly, as of January 9, 2023, each of the Audit Committee, Compensation & Human Capital Committee and Governance & Nominating Committee is composed of Messrs. Pamon and Koonin and Ms. McKenna.

On January 10, 2023, Ms. McMahon informed the Company that she has resigned from her role as Co-CEO and as a member of the Board. As a result of Ms. McMahon’s resignation, Nick Khan assumed the role of sole Chief Executive Officer of the Company. Mr. Khan also remains a member of the Board.

Following the changes to the composition to the Board described above, the Board ceased to be comprised of a majority of independent directors and the Company has elected to avail itself of the “controlled company” exemption from the listing requirement under the rules of the New York Stock Exchange that a majority of the board of directors consists of independent directors. The Company currently anticipates that the Board will be comprised of a majority of independent directors, and therefore the Company will cease to rely on this exemption, as of January 30, 2023.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

The amendments set forth in the Amended and Restated By-Laws, among other changes:

•

require the 2023 annual meeting of stockholders to be held on a date between April 20 and May 31, 2023 and the 2024 annual meeting of stockholders to be held within 13 months of the date of the 2023 annual meeting;

•

change the advance notice bylaws for stockholder proposals and stockholder director nominations for the annual meeting such that (i) the advance notice deadline is reset if the date of an annual meeting is more than 30 days earlier than the first anniversary of the previous year’s annual meeting (rather than if the annual meeting is more than 15 days earlier than such anniversary) and (ii) if so reset, the notice of a stockholder will be timely if received no later than the close of business on the later of 30 days before the date of such annual meeting and the tenth business day following the date on which public announcement of the date of such meeting is first made (rather than the fifth business day following such date);

•

change the advance notice bylaws for stockholder director nominations for a special meeting such that notice of a stockholder will be timely if received no later than the close of business on the tenth business day following the date on which public announcement of the date of such meeting is first made (rather than the fifth business day following such date);

•

memorialize in the bylaws the stockholders’ existing right to take action by written consent pursuant to the procedures set forth in Section 228 of the General Corporation Law of the State of Delaware and prohibit the Board from taking any action that would require any stockholder seeking to take action by written consent to comply with any procedures or other requirements except those expressly set forth in Section 228 of the General Corporation Law of the State of Delaware or in specified provisions in the Amended and Restated By-Laws;

•	specify the manner in which the record date for stockholders seeking to take action by written consent is fixed;

•	provide that special meetings of the Board be called by or at the request of the Chairman, the President or at least two directors (rather than the Chairman, the President or a majority of the Board);

•	provide that each director on the Board receive notice of meetings of committees of the Board;

•	change the vote required and procedures for the Board or any committee thereof to (i) declare and pay any dividend or (ii) adopt, amend or repeal any provisions of the Amended and Restated By-Laws;

•	prohibit the Board from amending, altering, repealing or re-adopting any bylaw adopted, amended, altered or repealed by the stockholders of the Company;

•

require approval of the stockholders of the Company prior to the Company (i) entering into, materially modifying or taking certain other actions with respect to certain media rights contracts or transactions, (ii) issuing stock or other voting securities (subject to certain exemptions) or (iii) entering into, modifying or taking certain other actions with respect to any contract or transaction that includes a “change of control” or similar provision related to the composition of the Board; and

•

designate (i) the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for the resolution of, among other claims, any derivative action or proceeding brought on behalf of the Company, and (ii) the federal courts of the United States of America, to the fullest extent permitted by law, as the sole and exclusive forum for any cause of action arising under the Securities Act of 1933, as amended.

The foregoing summary of the Amended and Restated By-Laws is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in the Introductory Note, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 7.01	Regulation FD Disclosure.

On January 6, 2023, the Company issued a press release providing an update regarding the composition of its Board, including Mr. McMahon’s return to the Board, and the Company’s intention to explore strategic alternatives with the goal to maximize value for all stockholders of the Company. In the press release, the Company also announced the resignations of Messrs. Lahoud and Singh, described above. A copy of the press release is attached as Exhibit 99.1 hereto.

On January 10, 2023, the Company issued a press release regarding Mr. McMahon’s election as Executive Chairman of the Board, Ms. McMahon’s resignation and Mr. Khan’s assumption of the role of sole Chief Executive Officer of the Company. A copy of the press release is attached as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-Laws of World Wrestling Entertainment, Inc., effective as of January 5, 2023.

99.1	Press Release of World Wrestling Entertainment, Inc., dated January 6, 2023.

99.2	Press Release of World Wrestling Entertainment, Inc., dated January 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

Dated: January 11, 2023	By:	/s/ FRANK A. RIDDICK III
Frank A. Riddick III
President and Chief Financial Officer